EXHIBIT 4.3
                       [FACE OF NOTE]


CUSIP NO.


REGISTERED                                        FACE AMOUNT
PRINCIPAL AMOUNT
No. FX -


                JOHN DEERE CAPITAL CORPORATION
                  MEDIUM-TERM NOTE, SERIES C
                    (SINGLE INDEXED NOTE)
                        (FIXED RATE)


        Due from 9 Months to 30 Years from Date of Issue

If the registered owner of this Security (as indicated below) is The Depository Trust Company (the "Depository") or a nominee of the Depository, this Security is a Global Security and the following two legends apply:

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and such certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of the Depository, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

Unless and until this certificate is exchanged in whole or in part for Notes in certificated form, this certificate may not be transferred except as a whole by the Depository to a nominee thereof or by a nominee thereof to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor of the Depository or a nominee of such successor.

IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "YIELD TO MATURITY"
AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE
APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE
PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE
DISCOUNT ("OID") RULES.

ISSUE PRICE:

ORIGINAL ISSUE DATE:

STATED MATURITY DATE:

SPECIFIED CURRENCY:
United States Dollars:
  [ ] YES   [ ] NO

Foreign Currency:

EXCHANGE RATE AGENT:

OPTION TO RECEIVE PAYMENTS IN
SPECIFIED CURRENCY OTHER THAN
U.S. DOLLARS:    [ ] YES   [ ] NO

INTEREST RATE:

INDEXED CURRENCY:

United States Dollars: [ ] YES [ ] NO

Foreign Currency:

PRINCIPAL FINANCIAL CENTER:

BASE EXCHANGE RATE:

DETERMINATION AGENT:

REFERENCE DEALERS:
1. ________________________
2. ________________________
3. ________________________

INTEREST PAYMENT DATES IF OTHER
THAN MARCH 15 AND SEPTEMBER 15:

REGULAR RECORD DATES IF OTHER
THAN MARCH 1 AND SEPTEMBER 1:

OPTIONAL REDEMPTION:  [ ] YES   [ ] NO

INITIAL REDEMPTION DATE:

INITIAL REDEMPTION PERCENTAGE:

OTHER/DIFFERENT PROVISIONS:

ANNUAL REDEMPTION PERCENTAGE REDUCTION:

RENEWABLE:  [ ] YES   [ ] NO

RENEWAL DATE:

EXTENDIBLE:  [ ] YES   [ ] NO

FINAL MATURITY DATE:

SINKING FUND:

OPTION TO ELECT REPAYMENT:
 [ ] YES   [ ] NO

OPTIONAL REPAYMENT DATE[S]:

MINIMUM DENOMINATIONS:
[ ] $100,000
[ ] $25,000
[ ] Other:

ADDITIONAL AMOUNTS:

DEFEASANCE:  [ ] YES   [ ] NO

COVENANT DEFEASANCE:  [ ] YES   [ ] NO

TOTAL AMOUNT OF OID:

YIELD TO MATURITY:

INITIAL ACCRUAL PERIOD OID:

OPTIONAL INTEREST RATE RESET:
[  ] YES  [  ] NO

OPTIONAL INTEREST RATE RESET DATES:

JOHN DEERE CAPITAL CORPORATION, a Delaware corporation (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to


__________________________________, or registered assigns, in the Specified Currency on the Stated Maturity Date shown above (except to the extent redeemed or repaid prior to the Stated Maturity Date), the principal sum of _____________, plus or minus an amount determined by the Determination Agent (as defined below) in accordance with the formula set forth below, and to pay interest on the Face Amount as described below and on the reverse hereof.

If the Spot Rate exceeds or equals the Base Exchange Rate, the principal amount of this Security payable on the Maturity Date
(as defined below) shall equal:


Face Amount + (Face Amount x Spot Rate - Base Exchange Rate)
                             ------------------------------
                                       Spot Rate


If the Base Exchange Rate exceeds the Spot Rate, the principal amount of this Security payable on the Maturity Date shall equal:


Face Amount - (Face Amount x Base Exchange Rate - Spot Rate)
                             ------------------------------
                                       Spot Rate

; provided, however, that in no event shall such principal amount be less than zero.

In making the above calculations, the (i) "Base Exchange Rate" is the exchange rate specified as such above and (ii) "Spot Rate" is the rate at which the Specified Currency can be exchanged for the Indexed Currency (such rate stated as units of Indexed Currency per unit of the Specified Currency) as determined on the second Exchange Rate Day prior to the Maturity Date (the "Determination Date") by the Determination Agent based upon the arithmetic mean of the open market spot offer quotations for such Indexed Currency (spot bid quotations for the Specified Currency) obtained by the Determination Agent from the Reference Dealers in The City of New York at 11:00 A.M., New York City time, on the Determination Date, for an amount of Indexed Currency equal to the Face Amount of this Security multiplied by the Base Exchange Rate, in terms of the Specified Currency for settlement on the Maturity Date. If such quotations from the Reference Dealers are not available on the

Determination Date due to circumstances beyond the control of the Company or the Determination Agent, the Spot Rate will be determined on the basis of the most recently available quotations from the Reference Dealers. If any of the Reference Banks shall be unwilling or unable to provide the requested quotations, the Company may select other major money center bank or banks in The City of New York, in consultation with the Determination Agent, to act as Reference Dealer or Dealers in replacement therefor. In the absence of manifest error, the determination by the Determination Agent of the Spot Rate and the principal amount of this Security payable on the Maturity Date shall be final and binding on the Company and the Holder (as defined below) of this Security.



The Company shall pay interest on the Face Amount hereof at the Interest Rate shown above from the Original Issue Date shown above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 of each year (unless other Interest Payment Dates are shown on the face hereof) (each, an "Interest Payment Date") until the principal hereof is paid or made available for payment and on the Stated Maturity Date, any Redemption Date or Repayment Date (such terms are together hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date); provided, however, that any payment of principal (or premium, if any) or interest, if any, to be made on any Interest Payment Date or on the Maturity Date that is not a Business Day (as defined below) shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or the Maturity Date, as the case may be, and no additional interest shall accrue on the amount so payable as a result of such delayed payment. For purposes of this Security, unless otherwise specified on the face hereof, "Business Day" means any day that is not a Saturday or Sunday and that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to foreign currency Notes, such day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined) of the country issuing the Specified Currency (or, if the Specified Currency is the euro, such day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); provided, further, that, with respect to Securities as to which LIBOR is an applicable interest rate basis, such day is also a London Business Day. "London Business Day" means a day on which commercial banks are open for business (including dealings in the designated LIBOR Currency) in London. "Principal Financial Center" means
(i) the capital city of the country issuing the Specified Currency or (ii) the capital city of the country to which the designated LIBOR Currency relates, as applicable, except, in the case of (i) or (ii) above, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Portuguese escudos, South African rand and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney and (solely in the case of the Specified Currency) Melbourne, Toronto, Frankfurt, Amsterdam, London (solely in the case of the designated LIBOR Currency), Johannesburg and Zurich, respectively.

Interest hereon is accrued from, and including, the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid) to, but excluding, the succeeding Interest Payment Date or the Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (referred to on the reverse hereof), be paid to the person (the "Holder") in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (unless other Regular Record Dates are specified on the face hereof) (each, a "Regular Record Date"); provided, however, that, if this Security was issued between a Regular Record Date and the initial Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Original Issue Date and ending on such initial Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Holder hereof on such next succeeding Regular Record Date; and provided further that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee (referred to on the reverse hereof), notice whereof shall be given to the Holder of this Security not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.



Unless otherwise specified above, all payments in respect of this Security will be made in U.S. dollars regardless of the Specified Currency shown above unless the Holder hereof makes the election described below. If the Specified Currency shown above is other than U.S. dollars, the Exchange Rate Agent (referred to on the reverse hereof) will arrange to convert all payments in respect hereof into U.S. dollars in the manner described on the reverse hereof; provided, however, that the Holder hereof may, if so indicated above, elect to receive all payments in such Specified Currency by delivery of a written request to the corporate trust office of the Trustee, on or prior to the applicable Regular Record Date or at least sixteen days prior to the Maturity Date, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. The Holder hereof may elect to receive payment in such Specified Currency for all principal, premium, if any, and interest, if any, payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Regular Record Date or at least sixteen days prior to the Maturity Date, as the case may be.

Notwithstanding the foregoing, if the Company determines that the Specified Currency is not available for making payments in respect hereof due to the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then the Holder hereof may not so elect to receive payments in the Specified Currency and any such outstanding election shall be automatically suspended, until the Company determines that the Specified Currency is again available for making such payments.

In the event of an official redenomination of the Specified Currency, the obligations of the Company with respect to payments on this Security shall be deemed, immediately following such redenomination, to provide for payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. Except as set forth above, in no event shall any adjustment be made to any amount payable hereunder as a result of any change in the value of the Specified Currency shown above relative to any other currency due solely to fluctuations in exchange rates.

Until this Security is paid in full or payment therefor in full is duly provided for, the Company will at all times maintain a Paying Agent (which Paying Agent may be the Trustee) in The City of New York (which, unless otherwise specified above, shall be the "Place of Payment"). The Company has initially appointed The Chase Manhattan Bank (National Association), at its office in The City of New York as Paying Agent.

Unless otherwise shown above, payment of interest on this Security (other than on the Maturity Date) will be made by check mailed to the registered address of the Holder hereof; provided, however, that, if (i) the Specified Currency is U.S. dollars and this is a Global Security or (ii) the Specified Currency is a Foreign Currency, and the Holder has elected to receive payments in such Specified Currency as provided for above, such interest payments will be made by transfer of immediately available funds, but only if appropriate instructions have been received in writing by the Trustee on or prior to the applicable Regular Record Date.
Simultaneously with any election by the Holder hereof to receive payments in respect hereof in the Specified Currency (if other than U.S. dollars), such Holder may provide appropriate instructions to the Trustee, and all such payments will be made in immediately available funds to an account maintained by the payee with a bank, but only if such bank has appropriate facilities therefor. Unless otherwise specified above, the principal hereof (and premium, if any) and interest hereon payable on the Maturity Date will be paid in immediately available funds upon surrender of this Security at the office of the Trustee maintained for that purpose in the Borough of Manhattan, The City and State of New York (or at such other location as may be specified above). The Company will pay any administrative costs imposed by banks in making payments in immediately available funds but, except as otherwise provided under Additional Amounts above, any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Securities in respect of which such payments are made.

Interest on this Security, if any, will be computed on the basis of a 360-day year of twelve 30-day months.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.
Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.



JOHN DEERE CAPITAL CORPORATION


By: _____________________________



Attest: _____________________________
               Secretary


Dated: ___________________

TRUSTEE'S CERTIFICATE  OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture

THE CHASE MANHATTAN BANK
 (NATIONAL ASSOCIATION),
    as Trustee



By: _____________________________
       Authorized Officer

                     [REVERSE OF NOTE]


                JOHN DEERE CAPITAL CORPORATION
                  MEDIUM-TERM NOTE, SERIES C

Section 1. General. This Security is one of a duly authorized issue of securities (herein called the "Securities") of the Company, issued and to be issued in one or more series under an indenture, dated as of June 15, 1995, as it may be supplemented from time to time (herein called the "Indenture"), between the Company and The Chase Manhattan Bank (National Association), Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to a series of which this Security is a part), to which indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof which is unlimited in aggregate principal amount.

Section 2. Payments. If the Specified Currency is other than U.S. dollars and the Holder hereof fails to elect payment in such Specified Currency, the amount of U.S. dollar payments to be made in respect hereof will be determined by the Exchange Rate Agent specified on the face hereof or a successor thereto (the "Exchange Rate Agent") based on the bid quotation in The City of New York at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date by the Exchange Rate Agent for the purchase by the Exchange Rate Agent of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Securities denominated in a Foreign Currency scheduled to receive U.S. dollar payments and at which the Exchange Rate Agent commits to execute a contract. If such bid quotation is not available, payments will be made in such Specified Currency.

Except as set forth below, if the Specified Currency is other than U.S. dollars and the Specified Currency is not available due to the imposition of exchange controls or to other circumstances beyond the Company's control, the Company will be entitled to make payments in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of such Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the second Business Day prior to the applicable payment date or, if the Market Exchange Rate is then not available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated above.



All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder of this Security, and the Exchange Rate Agent shall have no liability therefor.

All currency exchange costs will be borne by the Company unless the Holder of this Security has made the election to receive payments in the Specified Currency. In that case, the Holder shall bear its pro rata portion of currency exchange costs, if any, by deductions from payments otherwise due to such Holder.

References herein to "U.S. dollars" or "U.S. $" or "$" are to the currency of the United States of America.

Section 3. Redemption. If so specified on the face hereof, the Company may at its option redeem this Security in whole or from time to time in part in increments equal to the minimum authorized denomination (provided that any remaining principal amount of this Security shall not be less than the minimum authorized denomination hereof) on or after the date designated as the Initial Redemption Date on the face hereof at 100% of the unpaid principal amount hereof or the portion thereof redeemed (or, if this Security is a Discount Security, such lesser amount as is provided for below) multiplied by the Initial Redemption Percentage specified on the face hereof, together with accrued interest to the Redemption Date. Such Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by an amount equal to the Annual Redemption Percentage Reduction until the redemption price is 100% of such amount. The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the Redemption Date. In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all of the Securities with like tenor and terms to this Security are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. However, if less than all the Securities of the series, of which this Security is a part, with differing issue dates, interest rates and stated maturities are to be redeemed, the Company in its sole discretion shall select the particular Securities to be redeemed and shall notify the Trustee in writing thereof at least 45 days prior to the relevant redemption date.

Section 4. Repayment. If so specified on the face hereof, this Security shall be repayable prior to the Stated Maturity Date at the option of the Holder on each applicable Optional Repayment Date shown on the face hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued interest to the Repayment Date. In order for this Security to be repaid, the Trustee must receive at least 30 but not more than 45 days prior to an Optional Repayment Date, this Security with the form attached hereto entitled "Option to Elect Repayment" duly completed. Any tender of this Security for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Security in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the minimum authorized denomination hereof).
Upon any partial repayment, this Security shall be canceled and a new Security or Securities for the remaining principal amount hereof shall be issued in the name of the Holder of this Security.

Section 5. Renewable Securities. If so specified on the face hereof, this Security will automatically be renewed at the maturity date stated on the face hereof unless the Holder of this Renewable Security elects to terminate the automatic extension feature by giving notice in the manner described in the related pricing supplement.

The holder of this Renewable Security must give notice of termination at least 15 but not more than 30 days prior to the Renewal Date. The Holder of a Renewable Security may terminate the automatic extension for less than all of their Renewable Securities only if the related pricing supplement specifically permits partial termination. An election to terminate the automatic extension of any portion of a Renewable Security is not revocable and will be binding on the Holder of this Security. If the Holder elects to terminate the automatic extension of the maturity of this Security, the Holder will become entitled to the principal and interest accrued up to the Renewal Date. On the face hereof a final maturity date beyond which the maturity date cannot be renewed will be specified.

Section 6. Extendible Securities. If so specified on the face hereof, the Stated Maturity Date of this Security may be extended at the Company's option (an "Extendible Security") for one or more whole year periods (each an "Extension Period"), up to but not beyond a final maturity date stated on the face hereof (but not to exceed 30 years from the date of issue).

The Company may exercise its option to extend the Extendible Security by notifying the Trustee (or any duly appointed paying agent) at least 45 but not more than 60 days prior to the then effective Maturity Date. If the Company elects to extend the Extendible Security, the Trustee (or paying agent) will mail (at least 40 days prior to the Maturity Date) to the registered Holder a notice ("Extension Notice") informing the Holder of this election, the new Maturity Date and any updated terms. Upon the mailing of the Extension Notice, the maturity of this Security will be extended automatically as set forth in the Extension Notice.

However, the Company may, not later than 20 days prior to the Maturity Date of an Extendible Security (or, if such date is not a Business Day, on the immediately succeeding Business
Day), at the Company's option, establish a higher interest rate for the Extension Period by mailing or causing the Trustee (or paying agent) to mail notice of such higher interest rate to the Holder of the Security. The notice will be irrevocable.

If the Company elects to extend the maturity of an Extendible Security, the Holder will have the option to instead elect repayment of this Security on the then effective Maturity Date. In order for an Extendible Security to be so repaid on the Maturity Date, the Company must receive, at least 15 days but not more than 30 days prior to the Maturity Date:

(1)    this Security with the form attached hereto entitled
"Option to Elect Repayment" duly completed; or

(2) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company in the United States setting forth the name of the Holder of this Security, the principal amount of this Security, the principal amount of this Security to be repaid, the certificate number or a description of the tenor and terms of this Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security to be repaid, together with the duly completed form entitled "Option to Elect Repayment", will be received by the Trustee (or paying agent) not later than the fifth Business Day after the date of the telegram, telex, facsimile transmission or letter; provided, however, that the telegram, telex, facsimile transmission or letter shall only be effective if this Security and form duly completed are received by the Trustee (or paying agent) by that fifth Business Day. The option may be exercised by the Holder of an Extendible Security for less than the aggregate principal amount of this Security then outstanding if the principal amount of this Security remaining outstanding after repayment is an authorized denomination.

Section 7. Sinking Fund. Unless otherwise specified on the face hereof, this Security will not be subject to any sinking fund.

Section 8. Discount Securities. If this Security, (such a Security being referred to as a "Discount Security") (a) has been issued at an Issue Price lower, by more than a de minimis amount (as determined under United States federal income tax rules applicable to original issue discount instruments), than the principal amount hereof and (b) would be considered an original issue discount security for United States federal income tax purposes, then the amount payable on this Security in the event of redemption by the Company, repayment at the option of the Holder or acceleration of the maturity hereof, in lieu of the principal amount due at the Stated Maturity Date hereof, shall be the Amortized Face Amount (as defined below) of this Security as of the date of such redemption, repayment or acceleration. The "Amortized Face Amount" of this Security shall be the amount equal to the sum of (a) the Issue Price (as set forth on the face hereof) plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of this Security within the meaning of Section 1273(a)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), whether denominated as principal or interest, over the Issue Price of this Security) which shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of this Security to the date of determination, minus (c) any amount considered as part of the "stated redemption price at maturity" of this Security which has been paid on this Security from the date of issue to the date of determination.

Section 9. Modification and Waivers; Obligation of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of Outstanding Securities affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Provisions in the Indenture also permit the Holders of not less than a majority in principal amount of all Outstanding Securities of any series to waive on behalf of all of the Holders of Securities of such series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

The Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the times, place and rate, and in the Currency herein prescribed.

Section 10. Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of
(a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security, unless otherwise specified on the face hereof.



Section 11. Authorized Denominations. Unless otherwise provided on the face hereof, this Security is issuable only in registered form without coupons in denominations of (i) if this Security is a Global Security (as defined below), $100,000 or any amount in excess thereof which is an integral multiple of $1,000 or (ii) if this Security is not a Global Security, in denominations of $25,000 or any amount in excess thereof which is an integral multiple of $1,000. If this Security is denominated in a Specified Currency other than U.S. Dollars or is a Discount Security, this Security shall be issuable in the denominations set forth on the face hereof.

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

Section 12. Registration of Transfer. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Security is registrable in the Security Register upon surrender of this Security for registration of transfer at a Place of Payment for the series of Securities of which this Security forms a part, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

If the registered owner of this Security is the Depository (such a Security being referred to as a "Global Security"), and (i) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days following notice to the Company, or (ii) an Event of Default occurs, the Company will issue Securities in certificated form in exchange for this Global Security. In addition, the Company may at any time, and in its sole discretion, determine not to have Securities represented by a Global Security and, in such event, will issue Securities in certificated form in exchange in whole for this Global Security. In any such instance, an owner of a beneficial interest in this Global Security will be entitled to physical delivery in certificated form of Securities equal in principal amount to such beneficial interest and to have such Securities registered in its name. Securities so issued in certificated form will be issued in denominations of $25,000 (or such other denomination as shall be specified by the Company) or any amount in excess thereof which is an integral multiple of $1,000 and will be issued in registered form only, without coupons.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Section 13. Events of Default. If an Event of Default with respect to the Securities of the series of which this Security forms a part shall have occurred and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

Section 14. Defined Terms. All terms used in this Security which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Section 15. Governing Law. Unless otherwise specified on the face hereof, this Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

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

                    OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Company to repay this Security (or the portion thereof specified below), pursuant to its terms, on the Optional Repayment Date first occurring after the date of receipt of the within Security as specified below (the "Repayment Date"), at a Repayment Price equal to 100% of the principal amount thereof, together with interest thereon accrued to the Repayment Date, to the undersigned at:

___________________________________________________________

___________________________________________________________
(Please Print or Type Name and Address of the Undersigned.)

For this Option to Elect Repayment to be effective, this Security with the Option to Elect Repayment duly completed must be received at least 30 but not more than 45 days prior to the Repayment Date (or, if such Repayment Date is not a Business Day, the next succeeding Business Day) by the Company at its office or agency in The City of New York, which will be located initially at the office of the Trustee at 4 Chase Metrotech Center, Brooklyn, New York 11245.

If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which is to be repaid: $___________________.

If less than the entire principal amount of the within Security is to be repaid, specify the denomination(s) of the Security(ies) to be issued for the unpaid amount ($1,000 or any integral multiple of $1,000; provided that any remaining principal amount of this Security shall not be less than the minimum denomination of such Security): $_________________.

Dated: _____________________


_______________________________________________________
Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Security in every particular without alterations or enlargement or any change whatsoever.


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


                        ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common


UNIF GIFT MIN ACT - ............Custodian............
                       (Cust.)             (Minor)
                     Under Uniform Gifts to Minors Act

                     .................................
                                  (State)

Additional abbreviations may also be used though not in the above list.





FOR VALUE RECEIVED, the undersigned
hereby sell(s), assign(s) and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
 _____________________________
|_____________________________|


____________________________________________________________
Please print or type name and address, including zip code of assignee



____________________________________________________________
the within Security of JOHN DEERE CAPITAL CORPORATION and all rights thereunder and does hereby irrevocably constitute and appoint


_________________________________________________ Attorney
to transfer the said Security on the books of the within-named
Company, with full power of substitution in the premises.


Dated ____________________________


SIGNATURE GUARANTEED:




___________________________________________________________
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatsoever.

Page 15